MEDIA ALERT

UMB Financial Corporation Announces Third Quarter Earnings Conference Call

Kansas City, Mo. (October 12, 2005) -- UMB Financial Corporation (NASDAQ: UMBF), a Kansas City-based multi-bank holding company, will host a conference call to discuss the company's third quarter results on October 26, 2005 at 4 p.m. (CST). At that time, UMB Chairman and CEO Mariner Kemper and Chief Financial Officer Mike Hagedorn will discuss the company's third quarter earnings, which will be released on October 25, 2005.

After opening remarks, the company's management intends to have a question and answer session limited to analysts. Other audience members including company investors and media, may participate in the listen-only call mode. Interested parties may access the call by dialing one of the numbers below or logging on to one of the Web sites listed below at least 10 minutes before the start of the call:

U.S.: (toll-free) 877-407-8031

International: 201-689-8031

Web: www.vcall.com/CEPage.asp?ID=95035 or visit www.umb.com, investor relations, to access the link to the live call.

A replay of the conference call may be heard until November 3, 2005 by calling (U.S.)

877-660-6853 or (international) 201-612-7415. Replay pass codes required for playback are account #: 286, conference ID #: 170270. The call replay may also be accessed via the company's Web site, www.umb.com, by visiting the investor relations area.

About UMB Financial Corporation

UMB Financial Corporation is a multi-bank holding company headquartered in Kansas City, Mo., offering complete banking and related financial services to both individual and business customers. Its banking subsidiaries own and operate 138 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma and Nebraska. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include an investment services group based in Milwaukee, Wisconsin, a trust management company in South Dakota, and single-purpose companies that deal with brokerage services, consulting services and insurance.

Contact:

Pamela Blase, UMB Bank

816-860-5606

pam.blase@umb.com